UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015 (December 4, 2015)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amended and Restated Employment Agreement

On December 4, 2015, ACI Worldwide, Inc. (the “Company”) entered into an employment agreement (the “Restated Employment Agreement”), effective January 7, 2016, with Philip G. Heasley, its President and Chief Executive Officer. The Restated Employment Agreement amends and restates the Company’s prior employment agreement with Mr. Heasley, dated January 7, 2009.

The Restated Employment Agreement (1) sets Mr. Heasley’s base salary at $720,000 per year (“Base Salary”), (2) sets the target annual bonus amount for which Mr. Heasley will be eligible in 2016 under the Company’s Management Incentive Compensation Plan at 125% of Base Salary, and (3) provides for a grant of an award having a grant date value of $1.0 million under the Company’s 2016 Supplemental Long-Term Incentive Program at the time 2016 awards are made, with the payment of such award to be tied to achieving the performance objectives applicable to such 2016 awards and the continued development of long-term succession planning for the Chief Executive Officer and other senior managers.

In addition, if Mr. Heasley’s employment is terminated by the Company without cause or by Mr. Heasley for good reason during the 12-month period following the Effective Date, Mr. Heasley will be entitled to a lump sum payment in an amount equal to (1) two times the sum of the Base Salary and Mr. Heasley’s Bonus Amount (as defined below) at the time of such termination, plus (2) the sum of the Base Salary and Bonus Amount multiplied by a fraction, the numerator of which is the number of full calendar months remaining between the date of such termination and the 12-month anniversary of the Effective Date, and the denominator of which is 12. The “Bonus Amount” is defined in the Restated Employment Agreement as the total of the annual bonus amounts received by Mr. Heasley during the two most recent fiscal years of the Company ending prior to the date of Mr. Heasley’s termination (the “Base Period”), divided by the number of the Company’s fiscal years in the Base Period, except that, if Mr. Heasley was not an employee of the Company at any time during one of such two fiscal years, the Base Period is the one fiscal year of such two-year fiscal period during which Mr. Heasley performed personal services for the Company.

The foregoing description of the changes to Mr. Heasley’s prior agreement (as reflected in the Restated Employment Agreement) is a summary of the changes to his prior employment agreement only and is qualified in its entirety by the full text of the Restated Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between ACI Worldwide, Inc. and Philip G. Heasley dated December 4, 2015 (effective as of January 7, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: December 9, 2015	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary